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                                                                      EXHIBIT 21



                         Subsidiaries of Varian, Inc.

                                                     Country of
Subsidiaries                                       Incorporation
------------                                       -------------

Varian Australia L.L.C.                            USA, DE L.L.C.
Varian Argentina, Ltd.                             USA, DE
Varian [Technologies] China, Ltd.                  USA, DE
Varian India Pvt. Ltd.                             USA, DE
Varian Technologies Japan, Ltd.                    USA, DE
Varian Instruments of Puerto Rico, Inc.            USA, DE
Varian Technologies Asia, Ltd.                     USA, DE
Varian Inter-American Corp.*                       USA, CA
Chrompack, Inc.*                                   USA, New Jersey
Varian Australia Pty. Limited                      Australia
Varian Holdings (Australia) Pty. Limited           Australia
Varian Gesellschaft m.b.H.                         Austria
Varian Chrompack Belgium N.V.*                     Belgium
Varian Belgium N.V.                                Belgium
Intralab Instrumentacao Analytica Ltda             Brazil
Varian Industria e Comercio Limitada               Brazil
Varian Canada Inc.                                 Canada
Varian Chrompack France S.a.r.l.*                  France
Varian S.A.                                        France
Varian Chrompack Germany GmbH                      Germany
Varian Deutschland G.m.b.H. (new entity)           Germany
Varian Chrompack Italia S.r.l.*                    Italy
Varian S.p.A.                                      Italy
Varian Technologies Korea, Ltd.                    Korea
Varian S.A.                                        Mexico
Caribbean Charter Company*                         Netherlands
Chrompack B.V.*                                    Netherlands
Chrompack Holding B.V.*                            Netherlands
Varian Chrompack International B.V.                Netherlands
Chrompack Lease B.V.*                              Netherlands
Varian Chrompack Nederland B.V.*                   Netherlands
Europe Chemical Services Beheer B.V.*              Netherlands
Chrompack Onroerend Goed B.V.                      Netherlands
Varian B.V.                                        Netherlands
Chrompack Norge AS*                                Norway
Varian Iberica S.L.                                Spain
Chrompack Sverige AB*                              Sweden
Varian AB                                          Sweden
Varian A.G. (new entity)                           Switzerland
Varian [Technologies] UK Ltd.                      United Kingdom
Varian Technologies, C.A.                          Venezuela

_______________
*    To be merged or dissolved